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                                  EXHIBIT 10.1
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                                   Executive
                   Amended and Restated Employment Agreement
                               of Bernard Seltzer


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                  AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the
"Agreement"), dated as of May 1, 2001, by and between HI-TECH PHARMACAL CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the "Corporation"), and BERNARD SELTZER, an individual residing at 707 Virginia Street, Far Rockaway, NY 11691 (the "Executive").


                              W I T N E S S E T H:

                  WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend and restate in its entirety the Employment Agreement, dated as of August 1, 1992, as amended from time to time.

                  NOW, THEREFORE, the parties mutually agree as follows:

                  Section 1.   Employment. On the date hereof (the "Effective
                               ----------
Date"), the Corporation hereby employs the Executive and the Executive on the Effective Date accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

                  Section 2.   Duties. The Executive shall serve as Chairman of
                               ------
the Board of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. During the term of this Agreement, the Executive shall devote substantially all of his available business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

                  Section 3.   Term of Employment. The term of the Executive's
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employment shall commence on the Effective Date and shall continue for three (3)
years or until terminated pursuant to Section 5 hereof.

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                  Section 4.   Compensation of Employee.
                               ------------------------

                          4.1. Compensation. The Corporation shall pay to the
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Executive as annual compensation for his services hereunder a base salary ("Base
Salary") as follows: (i) for the fiscal year May 1, 2001 through April 30, 2002, the Executive shall be paid a Base Salary equal to Two Hundred Forty-One
Thousand Five Hundred ($241,500) Dollars, (ii) for fiscal year May 1, 2002 through April 30, 2003, the Executive shall be paid a Base Salary equal to Two Hundred Fifty-Three Thousand Five Hundred and Seventy-Five ($253,575) Dollars and (iii) for the fiscal year May 1, 2003 through April 30, 2004, the Executive shall be paid a Base Salary equal to Two Hundred Sixty-Six Thousand Two Hundred and Five ($266,205) Dollars.

                  The Base Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations.

                          4.2. Bonus. In addition to his annual Base Salary, the
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Executive may receive a bonus ("Bonus") during each year of employment equal to one (1%) percent of the increase in net sales of the Corporation from the immediately preceding fiscal year.

                          4.3. Expenses. The Corporation shall pay or reimburse
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the Executive for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder. In order to facilitate travel by the Executive in the performance of his duties hereunder, the Corporation shall furnish the Executive, without cost to him, with a Corporation owned or leased automobile of his choice. The Corporation shall pay all the expenses of maintaining, insuring and operating said automobile upon presentation of


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appropriate vouchers and/or receipts to the extent that the Corporation does not pay such expenses directly.



                          4.4. Benefits. During the term of this Agreement, the
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Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its senior executives. Executive shall be entitled to participate in group health benefit plans that the Corporation provides to its senior executives after the termination of his employment hereunder. Upon the death of Executive, Executive's wife shall be entitled to participate in such plans.

                          4.5. Discretionary Payments. Nothing herein shall
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preclude the Corporation from paying the Executive such bonus or bonuses or other compensation as the Board of Directors, in its discretion, may authorize from time to time.

                  Section 5.   Termination.
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                          5.1  Base Salary and Bonus Payments. This Agreement
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shall terminate upon the death, Total Disability, as hereinafter defined, or termination of employment of the Executive. The Corporation shall pay to the Executive, any person designated in writing or if no such person is designated, to his estate, as the case may be, the aggregate amount of the Base Salary up to the end of the month in which death or termination of employment occurs. In the event of either death or a Total Disability, the Executive or his estate shall continue to receive his Base Salary for the remaining term of this Agreement. In addition to the Base Salary, the Executive, his designee or his estate shall be paid an amount equal to the product of (i) the Bonus, for such year in which death, Total Disability or termination of employment occurred and (ii) a fraction, the numerator of which are the number


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of months during the year of such death, Total Disability or termination of employment during which the Executive was employed by the Corporation through and including the month of his death, Total Disability or termination of employment, and the denominator of which is twelve (12).

                          5.2. Termination For Cause. In the event the Executive
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is terminated For Cause, as hereinafter defined, or because Executive wrongfully leaves his employment hereunder, then, upon such occurrence, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to the Executive with respect to this Agreement.

                          5.3. Definitions. As used herein, the term "For Cause"
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shall mean (i) the Executive's final non-appealable conviction in a court of law of any crime or offense which constitutes a felony in the jurisdiction involved, or (ii) willful misconduct, or (iii) reckless disregard of his responsibilities under this Agreement.

                  Section 6.   Disability.
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                          6.1. Total Disability. In the event the Executive is
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mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of one hundred eighty
(180) consecutive days during the term, the Executive shall be deemed to be suffering from a "Total Disability".

                          6.2. Payment During Disability. In the event the
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Executive is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Total Disability, the Corporation shall continue to pay the Executive his Base Salary during the continuance of such disability; provided, however, that in the event the Executive shall, within twelve (12) months after his disability, recover sufficiently to return to work for a period of


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sixty (60) consecutive working days, he shall be fully reinstated. Any relapse which thereafter occurs shall be deemed to be a subsequent disability. To the extent the Corporation maintains disability insurance for its employees, the Corporation shall pay to the Executive the difference between the Executive's Base Salary and the disability payments made under such insurance on behalf of the Employee.

                  Section 7.   Vacations. The Executive shall be entitled to a
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vacation of six (6) weeks per year, during which period his Base Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

                  Section 8.   Consulting Agreement.
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                          8.1. Consultancy Option. Executive shall have the
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option, upon written notice to the Corporation within thirty (30) days prior to the commencement of fiscal year May 1, 2002 through April 30, 2003 or fiscal year May 1, 2003 through April 30, 2004 to elect to be engaged by the Corporation as a consultant on such terms and conditions as shall be mutually agreed upon, except that such consulting agreement shall provide that (i) Executive shall be compensated during the consulting period at a rate equal to the Consulting Rate, as hereinafter defined, and (ii) shall provide terms substantially the same as Section 10 hereof except that the Restricted Period shall mean a one (1) year period commencing from the date the Executive ceases to be a consultant as provided in this Section 8. As used herein, the term "Consulting Rate" shall be a rate equal to the Base Salary in effect for the current fiscal year multiplied by the Applicable Percentage set forth in the schedule below:

                                                         Applicable Percentage
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                 Fiscal Year
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       5/1/2002 through 4/30/2003                                85%
       5/1/2003 through 4/30/2004                                85%


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                  The Consulting Rate shall be payable weekly less such
deductions as shall be requested to be withheld by applicable laws and regulations.



                  Section 9.    Disclosure of Confidential Information.
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                          9.1.  Disclosure. Executive recognizes that he will
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have access to secret and confidential information regarding the Corporation, its products, know-how, customers and plans. Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Corporation and not otherwise in the public domain.

                          9.2.  Survival. The provisions of this Section 9 shall
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survive Executive's employment hereunder.

                  Section 10.   Covenant Not To Compete.
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                          10.1. Covenant. Executive recognizes that the services
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to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agrees, and, accordingly, Executive does hereby agree, that he will not, directly or indirectly, at any time during the Restricted Period, as hereinafter defined:

                                (a) except as provided in Section 10.3 hereof,
engage in any


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business competitive with the business conducted by the Corporation either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                                (b) employ or engage, or cause or authorize,
directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation.

                          10.2. Enforceability. If any of the restrictions
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contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                          10.3. Exception. This Section 10 shall not be
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construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                          10.4. Restricted Period Defined. The term "Restricted
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Period", as used in this Section 10, shall mean the period of one (1) year after the date Executive leaves his employment hereunder.

                          10.5. Survival. The provisions of this Section 10
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shall survive the termination of Executive's employment hereunder and until the end of the Restricted Period as provided in Section 10.4 hereof.


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                  Section 11.   Miscellaneous.
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                          11.1 Injunctive Relief. Executive acknowledges that
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the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 9 or 10 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                          11.2. Assignment. Neither Executive nor the
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Corporation may assign or delegate any of their rights or duties under this
Agreement.

                          11.3. Entire Agreement. This Agreement constitutes and
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embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision


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or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                          11.4. Binding Effect. This Agreement shall inure to
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the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

                          11.5. Captions. The captions contained in this
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Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                          11.6. Notices. All notices, requests, demands and
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other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

                          11.7. Governing Law. This Agreement shall be governed
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by and interpreted under the laws of the State of New York.

                          11.8. Counterparts. This Agreement may be executed
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simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                                    HI-TECH PHARMACAL CO., INC.

                                              By: /s/ David S. Seltzer
                                                 -------------------------------

                                                  /s/ Bernard Seltzer
                                                 -------------------------------
                                                 BERNARD SELTZER

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